Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon the conversion of the March Unsecured Notes	(1)	Other	9,560,656	$1.22	$11,664,000.32	0.0001531	$1,785.76
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon the conversion of the March Incremental Notes	(2)	Other	1,770,492	1.22	2,160,000.24	0.0001531	330.70
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon the conversion of the June Additional May 2023 Unsecured Notes	(3)	Other	3,608,772	1.6750	6,044,693.10	0.0001531	925.45
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon the conversion of the December Incremental Notes	(4)	Other	4,310,345	1.16	5,000,000.20	0.0001531	765.50
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share, issuable upon exercise of the March PA Warrants	(5)	Other	390,164	$1.4640	$571,200.10	0.0001531	$87.46

Total Offering Amounts:							$25,439,893.96		3,894.87
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$3,894.87

__________________________________________
Offering Note(s)

(1)	Consists of 9,560,656 shares of Class A Common Stock issuable upon the conversion of certain convertible notes of the Company being registered for resale from time to time by selling securityholders named in this registration statement. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the conversion price of the March Unsecured Notes.
(2)	Consists of 1,770,492 shares of Class A Common Stock issuable upon the conversion of certain convertible notes of the Company being registered for resale from time to time by selling securityholders named in this registration statement. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the conversion price of the March Incremental Notes.
(3)	Consists of 3,608,772 shares of Class A Common Stock issuable upon the conversion of certain convertible notes of the Company being registered for resale from time to time by selling securityholders named in this registration statement. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices as of September 9, 2025.
(4)	Consists of 4,310,345 shares of Class A Common Stock issuable upon the conversion of certain convertible notes of the Company being registered for resale from time to time by selling securityholders named in this registration statement. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the conversion price of the December Incremental Notes.
(5)	Consists of 390,164 shares of Class A Common Stock issuable upon exercise of certain common stock purchase warrants of the Company being registered for resale from time to time by selling securityholders named in this registration statement. Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the exercise price of the placement agent common warrants.